Exhibit 10.2

CONTINUING GUARANTY

This Guaranty dated as of July 6, 2022, and is being granted by Lakeland Industries, Inc., a corporation incorporated under the laws of the state of Delaware, United States of America (“Guarantor”), in favor of Mrs. Morena de la Garza Gonzalez and Mr. Alejandro Mario Gonzalez Quezada (“Landlord”).

Guarantor, for good and valuable consideration, the receipt of which is hereby acknowledged, hereby unconditionally and irrevocably guarantee to Landlord, its successors and assigns, the due and punctual payment and performance in compliance with each and every covenant, term, condition and obligation under the Lease (as defined below) of its future Mexican affiliated entity, SAL Commercial Venture One, S.A. de C.V. (hereinafter the “Tenant”), once the incorporation process of the same is completed in terms of section Ninth of that certain Lease Agreement dated as of July 6th, 2022 (the “Lease”), including without limitation, payment of all Rent (as such term is defined in the Lease) and the payment and performance of all of Tenant’s obligations in accordance with the terms of said Lease (the “Guaranteed Obligations”) with respect to certain real estate located in Calle de los Lagos lote 6, 7, 8 y 9, manzana 406, Parque Industrial Acueducto, Guadalupe, Nuevo Leon, 67193 (the “Leased Premises”). Further, Guarantor also covenant, warrant and agree with Landlord as follows:

1. REPRESENTATIONS AND WARRANTIES. Guarantor represents, warrants and acknowledges that: (a) Guarantor is a duly organized and validly existing, as a limited liability company and/or corporation, in good standing under the laws of the state Delaware (b) Guarantor has the capacity and authority to execute and deliver this Guaranty; (c) this Guaranty constitutes the valid and legal binding obligations of the Guarantor enforceable against it in accordance with its terms; (d) no consent or approvals of any kind by others (which have not otherwise been obtained by Guarantor), including any creditors of Guarantor, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by Guarantor, in connection with this Guaranty or the execution, delivery, performance, validity or enforceability of this Guaranty; (e) this Guaranty is made by Guarantor at the request of Tenant and Landlord’s agreement to enter into the Lease with Tenant and is of substantial and material benefit to Guarantor; (f) Guarantor owns a majority interest in, and/or controls Tenant; and (g) Guarantor´s execution of this Guaranty is a material inducement and condition to Landlord’s execution of the Lease with Tenant.

2. GUARANTY UNCONDITIONAL. The duties and obligations of Guarantor under this Guaranty are, and shall be primary, independent, absolute and unconditional, are not and shall not be subject to any counterclaim, setoff, deduction, diminution, abatement, recoupment, suspension, deferment, reduction or defense (other than full compliance by Guarantor with its obligations hereto) based upon any claim Guarantor may have against Tenant, and shall remain in full force and effect without regard to, and shall not be released, discharged or any way effected by any circumstances or condition whatsoever until the satisfaction of all of the duties and obligations of Guarantor under this Guaranty. This Guaranty shall continue to be effective or be reinstated, as the case may be, if any payment of Guarantor on account of the Guaranteed Obligation of Tenant must be returned to Landlord upon the insolvency, bankruptcy or reorganization of Tenant, Guarantor, or otherwise, as though such payment had not been made.

3. CONTINUING GUARANTY. This Guaranty is a continuing guaranty and shall apply to and cover the Lease including any option periods, extension, amendments, assignments, subleases, transfers or other modifications of the Lease whether or not Guarantor shall have knowledge or have been notified of or agreed or consented to any such option period, renewal, extension, amendment, assignment, sublease, transfer or modification of the Lease. This Guaranty is a guaranty of payment and not collectability. In the event of a default under the Lease, Guarantor waives any right to require Landlord to proceed first against Tenant or to exhaust its remedies as a condition to bring any action against Guarantor on this Guaranty. A separate action or actions may be brought and prosecuted by Landlord against Guarantor, whether or not any action is brought against Tenant under the Lease.

4. LIABILITY OF GUARANTOR. Without limiting the generality of the foregoing, the liability of Guarantor under this Guaranty shall remain in full force and effect without regard to, and shall not be affected or impaired by, reason of any of the following, any of which may be taken without the consent of, or notice to, Guarantor: (a) any amendment, modification, renewal, addition, supplement, or extension of, or any written consent permanently to depart from, any of the terms or provisions of the Lease; (b) the expiration or termination of the Lease; (c) any waiver, indulgence, consent or failure to enforce any of the obligations of Tenant under the Lease; (d) any release or discharge of Tenant from its liability under the Guaranteed Obligations or any exercise or non-exercise by Landlord of any right or remedy under the Lease or this Guaranty or available at law or in equity; (e) the assignment or other transfer of the Lease by Tenant or any subletting of the Leased Premises; (f) the receipt, application or release of any security given for performance of Tenant’s obligations under the Lease; (g) any acceptance of partial performance of the Guaranteed Obligations; (h) the release or discharge of Tenant in any bankruptcy, insolvency, receivership, reorganization, liquidation or similar proceedings; (i) the impairment, limitation or modification of the liability of Tenant or the estate of Tenant in any bankruptcy, insolvency, receivership, reorganization, liquidation or similar proceeding, or of any remedy for the enforcement of Tenant’s said liability under the Lease, resulting from the operation of any present or future provision of any applicable bankruptcy or insolvency laws or other statute or from the decision in any court or tribunal; (j) the rejection or disaffirmance of the Lease in any such proceedings; and (k) the cessation of any of the Guaranteed Obligations for any reason relating to Tenant, including any cessation of legal existence, or its qualification or registration to conduct business in Mexico. Guarantor hereby waives any guarantor or suretyship defenses which might otherwise be available to Guarantor.

5. ESTOPPEL. In the event Landlord collaterally assigns the Lease or assigns the Lease and the Guaranty to a bank or other lending institution (hereinafter referred to as “Lender”), Guarantor upon reasonable written request, to the extent applicable and true, shall furnish to Lender a letter stating that Guarantor acknowledges receipt of notice from Landlord of an assignment by Landlord of the Guaranty; that the Guaranty is in full force and effect; that no changes to the Guaranty as originally executed have been made; that Guarantor will not enter into any modification of the Guaranty without first obtaining Lender’s prior written approval; and provided that Landlord’s notice to Guarantor includes an irrevocable authorization and direction by Landlord to pay all payments due under the Lease to Lender, that all payment made thereafter shall be made to Lender or its assigns, at such times and at such places as directed by Lender or its assigns.

6. RELEASE. Landlord acknowledges that upon fulfillment of all obligations of Tenant under the Lease, Guarantor’s obligations under this Guaranty shall automatically be released without need of request from Guarantor to Landlord for such purposes.

7. DENOMINATION OF CURRENCY. All monetary sums expressed herein or in the Lease as “dollars” or by use of the dollar sign (“$”) shall mean sums in the lawful currency of the United States of America. Guarantor shall cause all sums due from Tenant and Guarantor to Landlord hereunder and under the Lease to be paid in the United States of America in the lawful currency of the United States of America. If for any reason any such sums are not paid in United States dollars or are not permitted to be paid in Unites States dollars, Guarantor shall indemnify and hold Landlord harmless against any cost or loss incurred by Landlord in converting such payments received by Landlord into United States dollars. For purpose of calculating any such cost or loss, the amount shall be calculated at the currency exchange rate published by Banco de Mexico in Mexico’s Federal Gazette (Diario Oficial de la Federación) on the date Landlord receives such sum.

8. REMEDIES CUMULATIVE. All remedies afforded to Landlord by reason of this Guaranty and the Lease are separate and cumulative remedies and it is agreed that no one of such remedies, whether exercised by Landlord or not, shall be deemed to exclude any of the other remedies available to Landlord or to limit or prejudice any other legal or equitable remedy which Landlord may have. Notwithstanding the foregoing, this Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time payment of all or any portion of the amounts due hereunder are rescinded or otherwise required to be returned upon the insolvency, bankruptcy or reorganization of Tenant or the Guarantor, all as though such payment to Landlord had not been made.

9. GOVERNING LAW. This Guaranty shall be governed by, and construed in accordance with, the internal laws of the state of Delaware, United States of America, without regard to conflict of laws principles. Guarantor and Landlord hereby submit to the jurisdiction of the courts situated in the city of Guarantor Head Office, for the purpose of any action commenced in connection with this Guaranty.

10. RESERVED.

11. FINANCIAL STATEMENTS. During the “Initial Term” of the Lease (as such terms are defined in the Lease), Tenant agrees to deliver to Landlord, at Landlord’s request, a copy of the audited financial statements of the Guarantor for the previous fiscal year ending, within five (5) business days following receipt thereof. The latter in the understanding that Landlord hereby agrees and warrants to keep at all times such financial statements and any related information as confidential and will make its employees, agents, affiliates, shareholders and third parties, including banks and/or financial institutions to keep such information confidential. For such purposes, Landlord agrees that upon request of Tenant, Landlord will sign any confidentiality agreement in the form and substance provided by Lessee.

12. NOTICES. Each notice, consent, request, direction or other communication made under this Guaranty (each a “notice”) shall be in writing and must be sent by personal delivery or by reputable commercial courier (UPS, DHL or FedEx only) to the appropriate party at its address set forth herein or any other address designated by such party by notice sent to the other party in accordance with this Section. Notices of any such change of address shall be given at least fifteen (15) days before said change of address is to become effective. Notice given by personal delivery or overnight courier will be effective when delivered, provided that evidence of receipt is retained.

Landlord:	Alejandro Mario Gonzalez Quezada and Morena de la Garza Gonzalez
Address:	***
Telephone:	***

Guarantor:	Lakeland Industries, Inc.
Attention to: Richard John Marsden
Address:	1209 Orange Street, Wilmington, Delaware, United States of America, zip code 19801
Telephone:	+1 (256) 512-5703

13. ENFORCEMENT. Guarantor agrees to reimburse Landlord, on demand, for all reasonable costs of collection or enforcement (including, without limitation, reasonable attorney’s fees and expenses) incurred by Landlord in enforcing any obligations of Guarantor under this Guaranty in addition to the Guaranteed Obligations. Each of the undersigned shall be jointly and generally liable for payment and performance of this Guaranty.

14. MISCELLANEOUS. This Guaranty may be modified solely by a writing duly executed by all parties hereto. This Guaranty constitutes the entire agreement between Guarantor and

Landlord with respect to the subject matter hereof and all understandings, oral representations and agreements heretofore or simultaneously had between the parties are merged in, and are contained herein. If any provisions of this Guaranty shall be held by any court of competent jurisdiction to be unlawful, void or unenforceable for any reason as to any person or circumstance, such provision or provisions shall be deemed severable from and shall not affect the enforceability and validity of the remaining provisions of this Guaranty. This Guaranty shall inure to the benefit of Landlord and its successors and assigns, and shall be binding upon Guarantor and the Guarantor’s successors and assigns. All references to Landlord and Tenant shall be deemed to include references to the successors and assigns of each of them.

IN WITNESS WHEREOF, this Guaranty is executed this 6th day of july, 2022.

GUARANTOR: Lakeland Industries, Inc.

By:	/s/ Richard John Marsden
Name:	Richard John Marsden
Title:	Legal Representative

State of Alabama
) ss.
County of Madison	)

On this the 6th day of July, 2022, before me, the undersigned officer, personally appeared Mr. Richard Marsden, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument, and acknowledged himself/herself to be the legal representative of Lakeland Industries, Inc., incorporated under the laws of the state of Delaware, and that he, as such officer, being authorized so to do, executed the foregoing instrument as the free act and deed of the limited partnership for the purposes contained therein by signing the name of the limited partnership by himself/herself as such officer.

In witness where of, I hereunto set my hand.

/s/ Catherine E. Roote
Notary Public
[Notarial Seal]	My Commission Expires: 4-18-2023